Exhibit 99.1

MARTIN MARIETTA ANNOUNCES PRICING TERMS OF

DEBT OFFERING

Raleigh, N.C. (December 7, 2017) – Martin Marietta Materials, Inc. (NYSE:MLM) announced today the pricing of its offering of $300 million aggregate principal amount of Floating Rate Senior Notes due 2019 (the “Floating Rate Notes”), $500 million aggregate principal amount of 3.500% Senior Notes due 2027 (the “2027 Fixed Rate Notes”) and $600 million aggregate principal amount of 4.250% Senior Notes due 2047 (the “2047 Fixed Rate Notes” and, together with the 2027 Fixed Rate Notes and the Floating Rate Notes, the “Senior Notes”). The Floating Rate Notes will mature on December 20, 2019, will bear interest at a per annum floating rate, reset quarterly, equal to three-month LIBOR for U.S. dollars plus 0.500% and will be issued at 100.000% of par value. Interest on the Floating Rate Notes will be paid quarterly in arrears on March 20, June 20, September 20 and December 20, commencing March 20, 2018. The 2027 Fixed Rate Notes will mature on December 15, 2027, will have an interest rate of 3.500% and will be issued at 99.750% of par value. Interest on the 2027 Fixed Rate Notes will be paid semiannually on June 15 and December 15, commencing June 15, 2018. The 2047 Fixed Rate Notes will mature on December 15, 2047, will have an interest rate of 4.250% and will be issued at 99.681% of par value. Interest on the 2047 Fixed Rate Notes will be paid semiannually on June 15 and December 15, commencing June 15, 2018. The Senior Notes will be sold pursuant to Martin Marietta’s shelf registration statement, base prospectus and prospectus supplement on file with the Securities and Exchange Commission (“SEC”).

The net proceeds of the offering are expected to be used to finance, in part, the previously announced acquisition of Bluegrass Materials Company and to refinance in full at maturity Martin Marietta’s existing 6.60% Senior Notes due 2018. Closing of the offering is expected to occur on December 20, 2017, subject to the satisfaction of customary closing conditions.

Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, BB&T Capital Markets, a division of BB&T Securities, LLC and SunTrust Robinson Humphrey, Inc. will serve as underwriters and joint book-running managers for the offering.

Martin Marietta has filed a shelf registration statement on Form S-3 (including a base prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the prospectus supplement thereto and the other documents that Martin Marietta has filed or will file with the SEC for more complete information about Martin Marietta and this offering. The offering will be made only pursuant to the terms of the relevant prospectus supplement (including the prospectus). These documents will be available at no charge by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, these documents will be made available upon request to any underwriter participating in the offering. Interested parties may obtain a prospectus and the related prospectus supplement from Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attn: Prospectus Group by telephone at (800) 503-4611 or by email at prospectus.CPDG@db.com; J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attn: Investment Grade Syndicate Disk—3rd Floor or by telephone at (212) 834-4533; Wells Fargo Securities, LLC, 608 2nd Avenue South, Suite 1000, Minneapolis, Minnesota 55402, Attn: WFS Customer Service, by telephone at (800) 645-3751 or by email at wfscustomerservice@wellsfargo.com; BB&T Capital Markets, a division of BB&T Securities, LLC, 901 East Byrd Street, Suite 300, Richmond, Virginia 23219, Attn: Keith E. Pomroy, by telephone at (844) 499-2713 or by email at prospectusrequests@bbandtcm.com; and SunTrust Robinson Humphrey, Inc., 303 Peachtree Street, NE, Atlanta, Georgia 30308, Attn: Prospectus Department, by telephone at (800) 685-4786 or by email at STRHdocs@SunTrust.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities. Offers of securities will be made only by means of a prospectus filed with the SEC. The prospectus is part of a shelf registration statement that has become effective under the Securities Act of 1933, as amended.

COMPANY DESCRIPTION

Martin Marietta is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 26 states, Canada and the Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products.

Investor Contact:

Suzanne Osberg

Vice President, Investor Relations

(919) 783-4691

Suzanne.Osberg@martinmarietta.com

Cautionary Statement About Forward-Looking Statements

This release contains statements which, to the extent they are not recitations of historical fact, constitute forward-looking statements within the meaning of federal securities law. Investors are cautioned that all forward-looking statements involve risks and uncertainties, and are based on assumptions that we believe in good faith are reasonable at the time the statements are made, but which may be materially different from actual results. Investors can identify these statements by the fact that they do not relate only to historic or current facts. The words “may”, “will”, “could”, “should”, “anticipate”, “believe”, “estimate”, “expect”, “forecast”, “intend”, “outlook”, “plan”, “project”, “scheduled” and similar expressions in connection with future events or future operating or financial performance are intended to identify forward-looking statements. Any or all of the Company’s forward-looking statements in this release may turn out to be wrong.

Statements and assumptions on future revenues, income and cash flows, performance, economic trends, the outcome of litigation, regulatory compliance and environmental remediation cost estimates are examples of forward-looking statements. Numerous factors could affect our forward-looking statements and actual performance. In addition, other risks and uncertainties not presently known to us or that we currently consider immaterial could affect the accuracy of our forward-looking statements.

Except as required by law, we undertake no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus.

You should consider these forward-looking statements in light of risk factors discussed in the preliminary prospectus supplement filed with the SEC on December 6, 2017 and those in our Annual Report on Form 10-K for the year ended December 31, 2016, our Current Report on Form 8-K filed on May 12, 2017 and other periodic filings made with the SEC. All of our forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements.

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